MONMOUTH REAL ESTATE INVESTMENT CORPORATION

JUNIPER BUSINESS PLAZA

3499 ROUTE 9 NORTH, SUITE 3-D

FREEHOLD, NEW JERSEY 07728

A Public REIT Since 1968

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INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

FOR IMMEDIATE RELEASE	January 29, 2018
Contact: Susan Jordan
732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES TAX TREATMENT

FOR 2017 DISTRIBUTIONS

FREEHOLD, NJ, JANUARY 29, 2018……Monmouth Real Estate Investment Corporation (NYSE:MNR) today announced the tax treatment of its 2017 distributions. The following tables summarize, for income tax purposes, the nature of cash distributions paid to stockholders of Monmouth’s common and preferred shares during the calendar year ended December 31, 2017.

Common - CUSIP 609720107

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/17	$0.160000	$0.085606	$0.000000	$0.000000	$0.074394
6/15/17	$0.160000	$0.079514	$0.011387	$0.000000	$0.069099
9/15/17	$0.160000	$0.085535	$0.000133	$0.000000	$0.074332
12/15/17	$0.170000	$0.069498	$0.040106	$0.010117	$0.060396
TOTAL	$0.650000	$0.320153	$0.051626	$0.010117	$0.278221

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/17	$0.160000	53.503811%	0%	0%	46.496189%
6/15/17	$0.160000	49.695946%	7.116990%	0%	43.187064%
9/15/17	$0.160000	53.459398%	0.083009%	0%	46.457593%
12/15/17	$0.170000	40.881378%	23.591648%	5.951009%	35.526974%
TOTAL	$0.650000	49.254306%	7.942431%	1.556418%	42.803263%

7.875% Series B Cumulative Redeemable Preferred - CUSIP 609720305

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/17	$0.492188	$0.492188	$0.000000	$0.000000	$0.000000
6/15/17	$0.525000	$0.470660	$0.054340	$0.000000	$0.000000
9/15/17	$0.000000	$0.000000	$0.000000	$0.000000	$0.000000
12/15/17	$0.000000	$0.000000	$0.000000	$0.000000	$0.000000
TOTAL	$1.017188	$.962848	$0.054340	$0.000000	$0.000000

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/17	$0.492188	100%	0%	0%	0%
6/15/17	$0.525000	89.649558%	10.350442%	0%	0%
9/15/17	$0.000000	0%	0%	0%	0%
12/15/17	$0.000000	0%	0%	0%	0%
TOTAL	$1.017188	94.657839%	5.342161%	0%	0%

6.125% Series C Cumulative Redeemable Preferred - CUSIP 609720404

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/17	$0.382813	$0.382813	$0.000000	$0.000000	$0.000000
6/15/17	$0.382813	$0.343190	$0.039623	$0.000000	$0.000000
9/15/17	$0.382813	$0.382207	$0.000606	$0.000000	$0.000000
12/15/17	$0.382813	$0.224395	$0.158418	$0.027976	$0.000000
TOTAL	$1.531252	$1.332605	$0.198647	$0.027976	$0.000000

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/17	$0.382813	100%	0%	0%	0%
6/15/17	$0.382813	89.649558%	10.350442%	0%	0%
9/15/17	$0.382813	99.841784%	0.158216%	0%	0%
12/15/17	$0.382813	58.617413%	41.382587%	7.307968%	0%
TOTAL	$1.531252	87.027189%	12.972811%	1.826992%	0%

DIVIDEND REINVESTMENT PLAN DISCOUNTS - Common – CUSIP 609720107

	Fair Market Value	Discount Price	Discount on D/R
1/17/2017	$14.815	$14.080	$0.735
2/15/2017	$14.195	$13.700	$0.495
3/15/2017	$13.960	$13.270	$0.690
4/15/2017	$14.740	$14.010	$0.730
5/15/2017	$14.060	$13.360	$0.700
6/15/2017	$15.090	$14.430	$0.660
7/17/2017	$15.280	$14.520	$0.760
8/15/2017	$15.130	$14.380	$0.750
9/15/2017	$16.120	$15.320	$0.800
10/16/2017	$16.790	$15.960	$0.830
11/15/2017	$17.220	$16.410	$0.810
12/15/2017	$17.870	$17.010	$0.860

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 109 properties containing a total of approximately 19.9 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

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